UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 16, 2019

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2019, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting seven (7) directors were elected to serve as the Board of Directors until the 2020 Annual Meeting of Stockholders, the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019 was ratified, and compensation of named executive officers of the Company was approved in an advisory and non-binding vote.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	77,839,722	769,507	1,686,932
Dr. Benjamin J. Allen	78,009,859	599,370	1,686,932
James G. Pratt	78,297,027	312,202	1,686,932
Dr. Tahira K. Hira	71,286,270	7,322,959	1,686,932
Larry J. Gordon	78,368,388	240,841	1,686,932
Brenda S. Neville	78,482,822	126,407	1,686,932
Michael J. Sullivan	78,523,670	85,559	1,686,932

The voting tabulation on the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019 was as follows:

For	Against	Abstain
80,259,226	29,129	7,806

The voting tabulation on the non-binding advisory vote on named executive officer compensation was as follows:

For	Against	Abstain	Broker Non-votes
78,220,482	376,049	12,698	1,686,932

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 17, 2019	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer